                            COUNTRY CLUB PLACE
            STATEMENTS OF THE EXCESS OF OPERATING REVENUES OVER
          SPECIFIC OPERATING EXPENSES FOR THE EIGHT MONTHS ENDED
             AUGUST 31,1996 (UNAUDITED) AND FOR THE YEAR ENDED
                             DECEMBER 31, 1995
                      TOGETHER WITH AUDITOR'S REPORT

                            ARTHUR ANDERSEN LLP


                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and
Board of Directors of
Merry Land & Investment Company, Inc.:

We have audited the accompanying statement of excess of revenues over specific operating expenses of COUNTRY CLUB PLACE for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of excess of revenue over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of excess of revenues over specific operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the property after acquisition by Merry Land & Investment Company, Inc. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the property's revenue and expenses.

In our opinion, the statement of excess of revenues over specific operating expenses referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of COUNTRY CLUB PLACE for the year ended December 31,1995 in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Atlanta, Georgia
October 13, 1996

                            COUNTRY CLUB PLACE
         STATEMENTS OF EXCESS OF REVENUES OVER SPECIFIC OPERATING
      EXPENSES FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996 (UNAUDITED)
                   AND THE YEAR ENDED DECEMBER 31, 1995

                                                       1996         1995
                                                    ----------  ----------
                                                     (Unaudited)
REVENUES:
     Rents (Note 1)                                     $916,934   $1,383,742
     Other Income                                         39,870       50,088
                                                      ----------   ----------
          Total revenues                                 956,804    1,433,830
                                                      ----------   ----------
SPECIFIC OPERATING EXPENSES (Note 2):
     Personnel                                            90,681       97,143
     General and administrative                           11,186       14,743
     Marketing                                            13,798        9,577
     Repairs, maintenance, and contract services          80,397      128,597
     Utilities                                            49,823       74,149
     Property insurance                                    7,936       10,776
     Real estate taxes                                   107,975      161,962
                                                      ----------   ----------
                                                         361,796      496,947
                                                      ----------   ----------
EXCESS OF REVENUES OVER SPECIFIC
     OPERATING EXPENSES                                 $595,008     $936,883
                                                      ========== ==========

      The accompanying notes are an integral part of these statements.

                            COUNTRY CLUB PLACE
               NOTES TO THE STATEMENTS OF EXCESS OF REVENUES
                     OVER SPECIFIC OPERATING EXPENSES
          FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996 (UNAUDITED)
                 AND FOR THE YEAR ENDED DECEMBER 31, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Property

   Country Club Place is a 152 unit apartment complex located in Pembroke Pines, Florida. The complex is owned by John Hancock Mutual Life Insurance Company and is managed by Summit Properties.

   On September 27, 1996, Merry Land & Investment Company, Inc. ("Merry Land") purchased the complex for $8.6 million cash.



   Rental Income

   Rents from leases are accounted for ratably over the term of each lease which is generally for a period of twelve months or less.

2. BASIS OF ACCOUNTING

   The accompanying statements of excess of revenues over specific operating expenses are presented on the accrual basis. The statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the property after acquisition by Merry Land, such as depreciation, interest and management fees.

   Merry Land has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code and intends to maintain its qualification as a REIT in the future. Accordingly, no provision for federal or state income taxes is required.